SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2004

Med Diversified, Inc.

(Exact name of registrant as specified in its charter)

Nevada	84-1037630
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

Commission file number:  1-15587

100 Brickstone Square, Fifth Floor

Andover, MA 01810

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (978) 323-2500

Not Applicable

(Former name or former address, if changed since last report)

Explanatory Note.

This Form 8-K/A is filed to amend and supplement the Form 8-K filed with the Securities and Exchange Commission on March 12, 2004 (the “Original 8-K”) by Med Diversified, Inc. (“Med”), for the reasons described under Item 7 of this report.

Item 1.	Changes in Control of Registrant.

Not Applicable

Item 2.	Acquisition or Disposition of Assets.

Not Applicable

Item 3.	Bankruptcy or Receivership.

Not Applicable

Item 4.	Changes in Registrant’s Certifying Accountant.

Not Applicable

Item 5.	Other Events and Regulation FD Disclosure.

Not Applicable

Item 6.	Resignations of Registrant’s Directors.

Not Applicable

Item 7.	Financial Statements and Exhibits.

(a) Financial Statements.

Not Applicable

(b) Pro Forma Financial Information.

Not Applicable

(c) Exhibits.

Under Item 7 of Med's Original 8-K, we stated that the Exhibits listed thereunder would be filed with the Securities and Exchange Commission at a later date. Such Exhibits are filed electronically herewith. They remain available free of charge on our website at http://www.meddiv.com, and for a fee through the Bankruptcy Court at http://www.nyeb.uscourts.gov.

	99.1	Disclosure Statement Relating to the Plan of Liquidation of Debtor Med Diversified, Inc., dated March 5, 2004
	99.2	Plan of Liquidation of Debtor Med Diversified, Inc., dated March 5, 2004
	99.3	Disclosure Statement Relating to Plan of Liquidation of Debtor Resource Pharmacy, dated March 5, 2004
	99.4	Plan of Liquidation of Debtor Resource Pharmacy, dated March 5, 2004
	99.5	Disclosure Statement Relating to Plan of Liquidation of Debtor Trestle Corporation, dated March 5, 2004
	99.6	Plan of Liquidation of Debtor Trestle Corporation
	99.7	Disclosure Statement Relating to Joint Plan of Reorganization of Debtors Chartwell Diversified Services, Inc., Chartwell Care Givers, Inc. and Chartwell Community Services, Inc., dated March 5, 2004
	99.8	Joint Plan of Reorganization of Debtors Chartwell Diversified Services, Inc., Chartwell Care Givers, Inc., and Chartwell Community Services, Inc., dated March 5, 2004

Item 8.	Change in Fiscal Year.

Not Applicable

Item 9.	Regulation FD Disclosure.

Not Applicable

Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
Item 10.
Not Applicable

Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
Item 11.
Not Applicable

Results of Operations and Financial Condition.
Item 12.
Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MED DIVERSIFIED, INC.
(Registrant)

Date: March 17, 2004	By:	/s/ Frank P. Magliochetti, Jr.
Frank P. Magliochetti, Jr.
Chief Executive Officer